UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2005

Bimini Mortgage Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (772) 231-1400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 29, 2005, Bimini Mortgage Management, Inc. (“Bimini”) entered into an agreement and plan of merger (the “Agreement”) with Bimini Acquisition LLC, its acquisition subsidiary, Opteum Financial Services, LLC (“Opteum”) and the members of Opteum.

Under the terms of the Agreement, Bimini has agreed to issue 3,717,242 shares of Class A Common Stock and 1,800,000 Convertible Preferred Shares in the merger to the members of Opteum.  The new class of preferred shares would be convertible into Class A Common Stock of Bimini if Bimini’s shareholders approve the conversion at a future shareholder meeting.  Bimini has also agreed to pay the Opteum members a contingent cash earn-out of up to $17.5 million over the next five years, based on achievement by Opteum of certain specific financial objectives.  In return, Opteum has agreed that at the time of the merger it will have a book value of $60 million.  The three most senior executives of Opteum have entered into long term employment contracts with Bimini.

Opteum has made customary representations, warranties and covenants in the Agreement, including, among others, covenants (i) to conduct its businesses in the ordinary course during the interim period between the execution of the Agreement and the consummation of the transaction and (ii) not to engage in certain kinds of transactions during such period.  In addition, Bimini has made customary representations, warranties and covenants in the Agreement, including, among others, covenants (i) to file a registration statement with the Securities and Exchange Commission to effect the registration under the Securities Act of 1933, as amended, of resale by the members of Opteum of the shares of Bimini’s Class A Common Stock issued in the merger and issuable upon conversion of Preferred Shares issued in the merger, (ii) to lend approximately $65 million to Opteum to repay existing debt and (iii) to use commercially reasonable efforts in the preparation of the closing.

The consummation of the transaction is subject to customary conditions, including (i) the absence of any injunction, law or order prohibiting the closing, (ii) obtaining consents and approvals from governmental authorities, (iii) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (iv) material compliance of the other party with its covenants.  In addition, Bimini’s obligation to consummate the transaction is subject to certain other conditions, including Opteum obtaining certain third party consents.   The Agreement contains certain termination rights for both Bimini and Opteum.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 hereto.

ITEM 5.01.  OTHER EVENTS

On September 27, 2005, Bimini issued a press release announcing that it has entered into a definitive merger agreement to acquire Opteum.  A copy of this press release is attached hereto as Exhibit 99.1.

On September 27, 2005, Bimini issued a press release announcing that it has agreed to sell in a private placement $50 million of trust preferred securities through a newly formed trust, Bimini Capital Trust II. A copy of this press release is attached hereto as Exhibit 99.2.

ITEM 9.01.            EXHIBITS

(c)             Exhibits

The following exhibits are filed pursuant to Item 601 of Regulation S-K:

2.1           Agreement and Plan of Merger by and among Opteum Financial Services, LLC, Bimini Mortgage Management, Inc., Bimini Acquisition LLC and the members of Opteum Financial Services, LLC

99.1         Press release dated September 27, 2005 announcing the merger

99.2         Press release dated September 27, 2005 announcing the agreement to sell trust preferred securities

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2005	BIMINI MORTGAGE MANAGEMENT, INC.

	By:	/s/ Jeffrey J. Zimmer
Jeffrey J. Zimmer
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.

2.1	Agreement and Plan of Merger by and among Opteum Financial Services, LLC, Bimini Mortgage Management, Inc., Bimini Acquisition LLC and the members of Opteum Financial Services, LLC

99.1	Press release dated September 27, 2005 announcing the merger

99.2	Press release dated September 27, 2005 announcing the agreement to sell trust preferred securities